SECURITIES AND EXCHANGE COMMISSION

                           Washington, D. C.  20549

                                   FORM 8-K/A
                               (Amendment No. 1)

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                       Date of Report:  October 4, 1996



                         Seafield Capital Corporation
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

       Missouri                   0-16946                   43-1039532
     -----------------------------------------------------------------
     (State of other     (Commission File Number)        (IRS Employer
     jurisdiction of                                    Identification
     incorporation)                                         Number)


     2600 Grand Ave.  Suite 500
     P. O. Box 410949
     Kansas City,  MO                                        64141
     -----------------------------------------------------------------
     (Address of principal executive offices)              (Zip code)


                               (816)  842-7000
     -----------------------------------------------------------------
            (Registrant's telephone number, including area code)







Item 2.  ACQUISITION AND DISPOSITION OF ASSETS.

On October 21, 1996, the Registrant filed a Current Report on Form 8-K dated October 4, 1996 reporting the consummation of the acquisition by its 55% owned subsidiary, Response Oncology, Inc. (Response), of The Center for
Hematology-Oncology, P.A.

The Registrant hereby files amendment No. 1 to the previously filed Form 8-K to provide the audited financial statements required to be filed pursuant to Rule 3-05 of Regulation S-X.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)  Financial Statements
          Audited Balance Sheet as of December 31, 1995 and Statement of Income, Statement of Shareholders' Equity, and Statement of Cash Flows for the period from September 15, 1995 through December 31, 1995 for The Center for Hematology-Oncology, P.A.





INDEPENDENT AUDITORS' REPORT

The Board of Directors
The Center for Hematology and Oncology, P.A.:

     We have audited the accompanying balance sheet of The Center for Hematology and Oncology, P.A. as of December 31, 1995, and the related statements of income, shareholders' equity, and cash flows for the period from September 15, 1995 through December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Center for Hematology and Oncology, P.A. as of December 31, 1995, and the results of its operations and its cash flows for the period from September 15, 1995 through December 31, 1995 in conformity with generally accepted accounting principles.

                                          KPMG PEAT MARWICK LLP

Miami, Florida
May 30, 1996




                  THE CENTER FOR HEMATOLOGY AND ONCOLOGY, P.A.

                                 BALANCE SHEETS


                                                                       DECEMBER 31,    MARCH 31,
                                                                           1995          1996
                                                                       ------------   -----------
                                                                                      (UNAUDITED)
                                             ASSETS
Current assets:
  Cash...............................................................    $     --     $    16,784
  Patient accounts receivables, net of allowance for contractual adjustments of $711,838 and $730,373 at December 31, 1995 and
     March 31, 1996 (unaudited)......................................     716,610         826,767
  Supplies...........................................................     154,000         204,000
  Other..............................................................       1,793           1,393
                                                                       ------------   -----------
          Total current assets.......................................     872,403       1,048,944
                                                                       ------------   -----------
Equipment:
  Computer equipment.................................................      22,033          41,415
  Medical equipment..................................................      12,053          12,053
                                                                       ------------   -----------
                                                                           34,086          53,468
  Less accumulated depreciation......................................       9,705          15,747
                                                                       ------------   -----------
          Equipment, net.............................................      24,381          37,721
                                                                       ------------   -----------
                                                                         $896,784     $ 1,086,665
                                                                       ==========       =========
                              LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses..............................    $593,880     $   661,896
  Bank overdraft.....................................................      50,209              --
  Line of credit.....................................................          --          55,606
  Current portion of long-term debt..................................      15,584          15,584
  Current portion of obligations under capital leases................          --           6,800
  Payroll taxes payable..............................................       5,791             171
                                                                       ------------   -----------
          Total current liabilities..................................     665,464         740,057
Obligations under capital leases, less current portion...............          --           9,520
Long-term debt, less current portion.................................      65,166          60,916
                                                                       ------------   -----------
          Total liabilities..........................................     730,630         810,493
Shareholders' equity:
  Common stock, $1 par value. Authorized 7,500 shares;
     subscribed 300 shares...........................................         300             300
  Due from shareholders..............................................     (63,740)       (225,112)
  Stock subscription receivable......................................        (300)           (300)
  Retained earnings..................................................     229,894         501,284
                                                                       ------------   -----------
          Total shareholders' equity.................................     166,154         276,172
                                                                       ------------   -----------
Commitment and contingencies
                                                                         $896,784     $ 1,086,665
                                                                       ==========       =========

                See accompanying notes to financial statements.




                  THE CENTER FOR HEMATOLOGY AND ONCOLOGY, P.A.

                              STATEMENTS OF INCOME

                                                                      FOR THE PERIOD
                                                                           FROM
                                                                      SEPTEMBER 15,    THREE MONTHS
                                                                       1995 THROUGH       ENDED
                                                                       DECEMBER 31,      MARCH 31,
                                                                           1995            1996
                                                                      --------------   ------------
                                                                                       (UNAUDITED)
Net patient service revenue.........................................    $1,541,646      $1,612,212
Expenses:
  Operating.........................................................       823,055       1,098,487
  General and administrative expenses...............................       435,934         266,851
  Depreciation......................................................         9,705           6,042
  Interest..........................................................         2,131           3,914
                                                                      --------------   ------------
                                                                         1,270,825       1,375,294
                                                                      --------------   ------------
          Operating income..........................................       270,821         236,918
Other income........................................................        22,040          34,472
Other expenses......................................................       (62,967)             --
                                                                      --------------   ------------
          Net income................................................    $  229,894      $  271,390
                                                                        ==========      ==========

                See accompanying notes to financial statements.




                  THE CENTER FOR HEMATOLOGY AND ONCOLOGY, P.A.

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                                                          STOCK           DUE                       TOTAL
                                             CAPITAL   SUBSCRIPTION       FROM       RETAINED   SHAREHOLDERS'
                                              STOCK     RECEIVABLE    SHAREHOLDERS   EARNINGS      EQUITY
                                             -------   ------------   ------------   --------   -------------
From inception, September 15, 1995.........   $  --       $   --       $       --    $     --     $      --
  Net income...............................      --           --               --     229,894       229,894
  Issuance of common stock from
     subscription..........................     300         (300)              --          --            --
  Due from shareholders....................      --           --          (63,740)         --       (63,740)
                                             -------   ------------   ------------   --------   -------------
Balance, December 31, 1995.................     300         (300)         (63,740)    229,894       166,154
  Net income (unaudited)...................      --           --               --     271,390       271,390
  Due from shareholders (unaudited)........      --           --         (161,372)         --      (161,372)
                                             -------   ------------   ------------   --------   -------------
Balance, March 31, 1996 (unaudited)........   $ 300       $ (300)      $ (225,112)   $501,284     $ 276,172
                                              =====    =========        =========    ========     =========

                See accompanying notes to financial statements.




                  THE CENTER FOR HEMATOLOGY AND ONCOLOGY, P.A.

                            STATEMENTS OF CASH FLOWS

                                                                         FOR THE
                                                                       PERIOD FROM
                                                                      SEPTEMBER 15,   THREE MONTHS
                                                                      1995 THROUGH       ENDED
                                                                      DECEMBER 31,     MARCH 31,
                                                                          1995            1996
                                                                      -------------   ------------
                                                                                      (UNAUDITED)
Cash flows from operating activities:
  Net income........................................................    $ 229,894      $  271,390
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation...................................................        9,705           6,042
     Write-down of equipment........................................       62,967              --
     Changes in operating assets and liabilities:
       Accounts receivable..........................................     (716,610)       (110,157)
       Other current assets.........................................       (1,793)            400
       Supplies.....................................................     (154,000)        (50,000)
       Accounts payable and accrued expenses........................      593,880          68,016
       Payroll taxes payable........................................        5,791          (5,620)
                                                                      -------------   ------------
          Total adjustments.........................................     (200,060)        (91,319)
                                                                      -------------   ------------
          Net cash provided by operating activities.................       29,834         180,071
                                                                      -------------   ------------
Cash flows from investing activities:
  Expenditures for equipment........................................      (97,053)         (3,062)
                                                                      -------------   ------------
          Net cash used in investing activities.....................      (97,053)         (3,062)
                                                                      -------------   ------------
Cash flows from financing activities:
  Repayment of long-term debt.......................................       (4,250)         (4,250)
  Proceeds from line of credit......................................           --         190,261
  Repayment of line of credit.......................................           --        (134,655)
  Proceeds from the issuance of debt................................       85,000              --
  Due from shareholders.............................................      (63,740)       (161,372)
  Bank overdraft....................................................       50,209         (50,209)
                                                                      -------------   ------------
          Net cash provided by (used in) financing activities.......       67,219        (160,225)
                                                                      -------------   ------------
          Net increase in cash......................................           --          16,784
Cash, beginning of period...........................................           --              --
                                                                      -------------   ------------
Cash, end of period.................................................    $      --      $   16,784
                                                                       ==========      ==========
Supplemental disclosures of cash flow information:
  Cash paid for interest............................................    $   2,131      $    3,914
                                                                       ==========      ==========
Supplemental disclosures of noncash investing and financing
  activities:
  Capital lease obligations.........................................    $      --      $   16,320
                                                                       ==========      ==========
  Receipt of subscription receivable for issuance of common stock...    $     300      $      300
                                                                       ==========      ==========

                See accompanying notes to financial statements.




                  THE CENTER FOR HEMATOLOGY AND ONCOLOGY, P.A.

                         NOTES TO FINANCIAL STATEMENTS
                DECEMBER 31, 1995 AND MARCH 31, 1996 (UNAUDITED)

UNAUDITED INTERIM FINANCIAL INFORMATION

     The balance sheet at March 31, 1996 and the related statements of income, shareholders' equity and cash flows for the three-month period ended March 31, 1996 (1996 interim financial information) have been prepared by the Center for Hematology and Oncology, P.A. (the "Company") and are unaudited. In the opinion of the Company, the 1996 interim financial information includes all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of the results of the 1996 interim period.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the 1996 interim financial information. The 1996 interim financial information should be read in conjunction with the Company's December 31, 1995 audited financial statements appearing herein. The results for the three months ended March 31, 1996 may not be indicative of operating results for the full year.

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

  (a) Description of Business

     The Center for Hematology and Oncology, P.A. (the "Company") was incorporated on July 21, 1995 in the state of Florida and operations commenced on September 15, 1995. The Company is a medical group practice whose physicians specialize in providing services, including drug therapy, to patients with cancer.

  (b) Net Revenue

     Net revenue primarily consists of charges for patient services rendered by the physicians based on established billing rates less allowance and discounts for patients covered by contractual programs. Payments received under these programs, which are generally based on predetermined rates, are generally less than the established billing rates, and the differences are recorded as contractual allowance or policy discounts.

  (c) Accounts Receivable

     Accounts receivable consists primarily of receivables from patients and third-party payors. In the course of providing health care services, the Company grants credit to patients, substantially all of whom are residents in the South Florida area. The Company does not generally require collateral or other security in extending credit to patients; however, it routinely obtains assignments of (or is otherwise entitled to receive) patients' benefits payable under their health insurance programs, plans or policies such as Medicare, Medicaid, health maintenance organizations, preferred provider organizations and commercial insurance policies.

     The majority of the Company's net patient revenue is derived from third-party payment programs. At December 31, 1995, approximately 97 percent of total receivables consists of amounts due from Medicare (70 percent) and various commercial plans (27 percent). The remaining 3 percent of net patient service revenue is derived from self-pay patients.

  (d) Supplies

     Supplies, consisting primarily of pharmaceutical and medical supplies, are stated at the lower of cost or market.




                  THE CENTER FOR HEMATOLOGY AND ONCOLOGY, P.A.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  (e) Equipment

     Property and equipment are stated at cost. Depreciation for equipment is calculated using an accelerated depreciation method over the estimated useful lives of the assets, as follows:

                                                                           ESTIMATED
                                                                          USEFUL LIVES
                                                                          ------------
          Computer equipment............................................     5 years
          Medical equipment.............................................     7 years

  (f) Income Taxes

     The Company has elected to be taxed under subchapter "S" of the Internal Revenue Code. Accordingly, there is no provision for income taxes since they are the responsibility of the shareholders.

  (g) Fair Value of Financial Instruments

     The carrying amounts of patients' accounts receivable, accounts payable, accrued expenses, payroll taxes payable and other assets approximate fair value because of their short-term nature.

  (h) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(2) NET PATIENT SERVICE REVENUE

     The Company has agreements with third-party payors that provide for payments to the Company at amounts different from established rates. A summary of the payment arrangements with major third-party payors follows:

  (a) Medicare

     The Medicare program pays the Company for outpatient services rendered to Medicare patients on the basis of either cost or fee schedules as determined by regulations of the Medicare program.

  (b) Other

     The Company has also entered into payment agreements with certain commercial insurance carriers, health maintenance organizations and preferred provider organizations. The basis for payments to the Company under these agreements includes discounts from established charges.




                  THE CENTER FOR HEMATOLOGY AND ONCOLOGY, P.A.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(3) LONG-TERM DEBT AND DUE TO BANK

     Long-term debt consists of the following:

                                                                      FOR THE
                                                                    PERIOD FROM
                                                                     SEPTEMBER        THREE
                                                                        15,          MONTHS
                                                                    1995 THROUGH      ENDED
                                                                    DECEMBER 31,    MARCH 31,
                                                                        1995          1996
                                                                    ------------   -----------
                                                                                   (UNAUDITED)
    Note payable, interest is fixed (9.6% at December 31, 1995), due in monthly installments of $1,417 plus interest with the
      last payment due October 1, 2000............................    $ 80,750       $76,500
    Less current portion..........................................      15,584        15,584
                                                                    ------------   -----------
                                                                      $ 65,166       $60,916
                                                                    ==========     =========

     Maturities for the next five fiscal years are as follows:

YEAR ENDING
DECEMBER 31,                                                          AMOUNT
- ------------                                                          -------
   1996.............................................................  $15,584
   1997.............................................................   17,000
   1998.............................................................   17,000
   1999.............................................................   17,000
   2000.............................................................   14,166
                                                                      -------
             Total..................................................  $80,750
                                                                      =======

(4) BORROWINGS UNDER LINE OF CREDIT

     At December 31, 1995, the Company has a $300,000 line of credit agreement. Interest is charged at the rate of one percent over the prime rate. The agreement is collateralized by all accounts, chattel paper, contract rights, inventory, equipment, fixtures, intangibles and deposit accounts of the Company. No balance was drawn as of December 31, 1995 and $55,606 was drawn as of March 31, 1996 (unaudited).

(5) COMMITMENTS AND CONTINGENCIES

  (a) Leases

     At December 31, 1995, the Company maintained its main office space in Delray Beach, Florida. Such space is owned by an area hospital, for which the practice has paid no rent. The Company also leases space in the West Boca Raton area. Such space is leased on a month-to-month basis per verbal agreement with an independent physician who owns the space. Future minimum lease payments under the noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 1995 are as follows:

YEAR ENDING
DECEMBER 31,                                                          AMOUNT
- ------------                                                         --------
   1996............................................................  $ 51,336
   1997............................................................    51,336
   1998............................................................    51,336
   1999............................................................    47,224
   2000............................................................    12,400
                                                                     --------
             Total minimum lease payments..........................  $213,632
                                                                     ========




                  THE CENTER FOR HEMATOLOGY AND ONCOLOGY, P.A.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Total rental expense for operating leases was $39,000 for the period from September 15, 1995 through December 31, 1995 and $13,500 for the three-month period ended March 31, 1996.

  (b) Medical Malpractice and Professional Liability Insurance

     The Company maintains professional liability insurance on a claims-made basis at $1,000,000 per claim and $1,000,000 in the aggregate. Incidents and claims reported during the policy period are anticipated to be covered by the malpractice carrier.

     At December 31, 1995 and March 31, 1996 (unaudited), there are no asserted claims against the Company, nor has the Company identified any incident which may have occurred but has yet to be identified under its incident-reporting system. Accordingly, the Company has made no accruals at December 31, 1995 and March 31, 1996 (unaudited) for incurred but not reported claims.

(6) SUBSEQUENT EVENTS

     In May 1996, the Company entered into a purchase agreement to acquire computer software which replaced the existing software. As a result, the existing software was written down by approximately $63,000 at December 31, 1995.

(6) COMMITMENTS AND CONTINGENCIES

  (a) Leases

     The Company leases its operating facilities and certain transportation equipment on a month-to-month basis.

     Total rental expense for operating leases was $68,194 for the year ended January 31, 1996 and $14,813 for the three-month period ended April 30, 1996.

  (b) Medical Malpractice and Professional Liability Insurance

     The Company maintains professional liability insurance on a claims-made basis at $500,000 per claim and $1,500,000 in the aggregate. Incidents and claims reported during the policy period are anticipated to be covered by the malpractice carrier.

     At January 31, 1995, there are no asserted claims against the Company, nor has the Company identified any incident which may have occurred but has yet to be identified under its incident reporting systems. Accordingly, the Company has made no accruals at January 31, 1995 and April 31, 1996 (unaudited) for incurred, but not reported, claims.



                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized officer.


                                           Seafield Capital Corporation



     Date:  November 7, 1996               By: /s/ Steven K. Fitzwater
                                               ---------------------------
                                               Steven K. Fitzwater
                                               Vice President, Chief Accounting
                                               Officer and Secretary